news release

GODADDY REPORTS STRONG FIRST QUARTER 2015 RESULTS
Revenue up 17.5% Driven by Strong Growth in Both Customers and ARPU
Adjusted EBITDA increased 17.8%

SCOTTSDALE, Ariz., May 12, 2015 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the world’s largest technology provider dedicated to small businesses, today reported financial results for the first quarter ended March 31, 2015.
“Our investments in products, technology platform, and customer care are making a real difference for our customers around the world, and our first quarter results demonstrate the benefits of focusing on their needs. Continued strong growth in customers and ARPU drove both our first quarter revenue and EBITDA up nearly 18%,” said Blake Irving, GoDaddy chief executive officer.
First Quarter Financial Highlights

•	Revenue of $376.3 million, up 17.5% year over year.

•	Total Bookings of $498.7 million, up 13.7% year over year.

•	Adjusted EBITDA of $93.9 million, up 17.8% year over year.

•	Unlevered free cash flow of $85.1 million, an increase of 70.7% year over year.

•	Customers were 13.1 million at quarter end, up 9.3% year over year.

•	Annual ARPU of $115, up 9.6% year over year.

	Three Months Ended March 31,		Y/Y
in millions, except ARPU	2015	2014	Change
GAAP Results
Revenue	$376.3	$320.2	17.5%
Net loss	$(43.4)	$(51.3)	NM
Net cash provided by operating activities	$72.1	$42.5	69.8%
Non-GAAP Results
Total Bookings	$498.7	$438.5	13.7%
Adjusted EBITDA	$93.9	$79.7	17.8%
Unlevered Free Cash Flow	$85.1	$49.9	70.7%
Customers (at quarter end)	13.1	11.9	9.3%
ARPU (Average revenue per user)	$115	$105	9.6%

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First Quarter Operating Highlights

•	Domains revenue of $199.2 million, up 10.4% year over year.

•	Hosting and Presence revenue of $140.2 million, up 21.2% year over year.

•	Business Applications revenue of $36.9 million, up 53.3% year over year.

•	International revenue of $95.9 million, up 23.4% year over year.

•
GoDaddy priced the initial public offering of 23 million shares of its Class A common stock at $20 per share and began trading on the New York Stock Exchange on April 1 under the symbol "GDDY." The underwriters of the offering subsequently exercised an over-allotment option to purchase an additional 3 million shares.

•	GoDaddy launched GoDaddy Email Marketing (GEM), building on its 2014 acquisition of Mad Mimi, to provide customers with simple and effective email marketing.

•	In April, GoDaddy acquired the domain name portfolio business of Marchex, including approximately 200,000 domain names, to increase inventory and liquidity in the domain secondary market.

•
Last week, GoDaddy launched GoDaddy Pro into general availability, providing web designers and developers with a new suite of products and support to help them build and manage websites for their clients.

Balance Sheet
At March 31, 2015, total cash and cash equivalents and short-term investments were $197.9 million, total long-term debt, including current portion, was $1,418.0 million, gross debt was $1,466.8 million and net debt was $1,268.9 million. Assuming the completion of our initial public offering and the use of proceeds from such offering occurred on March 31, 2015, total cash and cash equivalents and short-term investments would have been $234.3 million and net debt would have been $850.5 million.
Business Outlook
For the second quarter ending June 30, 2015, the Company expects revenues in the range of $390 - $395 million and adjusted EBITDA in the range of $75 - $78 million.
For the full year ending December 31, 2015, the Company expects revenues in the range of $1,595 - $1,605 million and adjusted EBITDA in the range of $322 - $327 million.
Initial Public Offering
On April 7, 2015, GoDaddy Inc. successfully closed its initial public offering (IPO) of 26 million shares of Class A common stock at a public offering price of $20 per share, which included 3 million shares sold pursuant to the underwriters’ over-allotment option and 2.5 million shares sold to certain affiliates. GoDaddy received $491.8 million in proceeds, net of underwriting discounts and commissions, from the IPO.
Presentation
This press release presents historical results, for the periods presented, of Desert Newco, LLC, the predecessor of GoDaddy Inc. for financial reporting purposes. The financial results of GoDaddy Inc. have not been included in this press release as it is a newly incorporated entity and had not engaged in any business or other activities during the periods presented. Accordingly, these historical results do not purport to reflect what the results of operations of GoDaddy Inc. would have been had the IPO and related transactions occurred prior to such

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periods. For example, these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on the income attributable to GoDaddy Inc. that GoDaddy expects to recognize in future periods.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2015 results at 5:00 p.m. Eastern Time on May 12, 2015. The webcast, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through the Company's Investor Relations website at www.GDDY.com. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at www.GDDY.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: any projections of product or service availability, technology developments, customer growth, addressable market size or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations; any statements regarding future economic conditions; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; and developments in the economy, financial markets and credit markets.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's prospectus dated March 31, 2015, filed with the SEC on April 1, 2015, which is available on the Company's website at www.GDDY.com and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that the Company makes with the SEC from time to time. All forward-looking statements in

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this press release are based on information available to the Company as of the date hereof, and GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes financial measures defined as "non-GAAP financial measures" by the SEC including Bookings, Adjusted EBITDA, Unlevered Free Cash Flow, Average Revenue Per User (ARPU) and Net Debt. These measures may be different from non-GAAP financial measures used by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently, particularly related to adjustments for acquisition accounting and non-recurring expenses.
We believe that these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total Bookings. Total bookings represents gross cash receipts from the sale of products to customers in a given period before giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Adjusted EBITDA. Adjusted EBITDA is a measure of our performance that aligns our bookings and operating expenditures, and is the primary metric management uses to evaluate the profitability of our business. We calculate adjusted EBITDA as net loss excluding depreciation and amortization, interest expense (net), provision (benefit) for income taxes and adjustments to the TRA liability, equity-based compensation expense, change in deferred revenue, change in prepaid and accrued registry costs, acquisition and sponsor-related costs and a non-recurring reserve for sales taxes. As a result of our business model, we typically collect payment at the time of sale and generally recognize revenue ratably over the term of our customer contracts. At the time of a domain sale, we also incur the obligation for the domain name registry fees associated with the customer contract. As a result, sales to customers increase our deferred revenue and prepaid and accrued registry costs. We therefore adjust net loss for changes in deferred revenue and changes in the associated prepaid and accrued registry costs to facilitate a better comparison of our performance from period to period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our performance used by management to evaluate our business prior to the impact of our capital structure and after purchases of property and equipment, such as data center and infrastructure investments, that can be used by us for strategic opportunities and strengthening our balance sheet. However,

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given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
ARPU. We calculate ARPU as total revenue during the preceding 12-month period divided by the average of the number of total customers at the beginning and end of the period. ARPU provides insight into our ability to sell additional products to customers, though the impact to date has been muted due to our continued growth in total customers. The impact of purchase accounting adjustments makes comparisons of ARPU among historical periods less meaningful; however, in future periods, as the effects of purchase accounting decrease, ARPU will become a more meaningful metric.
Net Debt. We define net debt as gross debt less cash and cash equivalents and short-term investments. Gross debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discounts on long-term debt. We believe the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
About GoDaddy
GoDaddy's mission is to radically shift the global economy toward small businesses by empowering people to easily start, confidently grow and successfully run their own ventures. With approximately 13 million customers worldwide and more than 59 million domain names under management, GoDaddy gives small business owners the tools to name their idea, build a beautiful online presence, attract customers and manage their business. To learn more about the Company, visit www.GoDaddy.com.

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Desert Newco, LLC
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except unit and per unit amounts)

	Three Months Ended March 31,
	2015	2014
Revenue:
Domains	$199.2	$180.5
Hosting and presence	140.2	115.6
Business applications	36.9	24.1
Total revenue	376.3	320.2
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	137.2	125.8
Technology and development	67.6	61.6
Marketing and advertising	50.7	41.0
Customer care	56.7	46.4
General and administrative	47.2	42.8
Depreciation and amortization	37.4	36.7
Total costs and operating expenses	396.8	354.3
Operating loss	(20.5)	(34.1)
Interest expense	(23.5)	(17.6)
Other income (expense), net	0.2	(0.8)
Loss before income taxes	(43.8)	(52.5)
Benefit for income taxes	0.4	1.2
Net loss	$(43.4)	$(51.3)
Net loss per unit—basic and diluted	$(0.34)	$(0.40)
Weighted-average units outstanding—basic and diluted	129,082,591	128,014,878
___________________________ (1) Costs and operating expenses include equity-based compensation expense as follows:
Technology and development	$3.8	$2.3
Marketing and advertising	1.3	1.0
Customer care	0.3	0.1
General and administrative	3.3	3.4

14455 N. Hayden Road, Suite 219 Scottsdale, AZ 85260 T: 480.505.8800 www.GDDY.com

Desert Newco, LLC
Condensed Consolidated Balance Sheets (unaudited)
(In millions)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$196.8	$139.0
Short-term investments	1.1	3.0
Accounts receivable	5.0	3.5
Registry deposits	18.7	17.8
Prepaid domain name registry fees	288.2	272.8
Prepaid expenses and other current assets	25.4	24.8
Total current assets	535.2	460.9
Property and equipment, net	222.5	220.9
Prepaid domain name registry fees, net of current portion	159.4	152.8
Goodwill	1,661.4	1,661.2
Intangible assets, net	727.3	749.7
Other assets	23.6	19.3
Total assets	$3,329.4	$3,264.8
Liabilities and members’ equity
Current liabilities:
Accounts payable	$35.8	$31.9
Accrued expenses	123.6	114.5
Current portion of deferred revenue	881.8	821.4
Current portion of long-term debt	4.9	5.0
Total current liabilities	1,046.1	972.8
Deferred revenue, net of current portion	455.8	429.2
Long-term debt, net of current portion	1,413.1	1,413.9
Other long-term liabilities	38.3	38.5
Commitments and contingencies
Members’ equity:
Members’ interest	1,095.3	1,086.2
Accumulated deficit	(719.2)	(675.8)
Total members’ equity	376.1	410.4
Total liabilities and members’ equity	$3,329.4	$3,264.8

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DESERT NEWCO, LLC
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(43.4)	$(51.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37.4	36.7
Equity-based compensation	8.7	6.8
Other	2.3	2.8
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	(0.9)	(3.4)
Prepaid domain name registry fees	(22.0)	(19.0)
Deferred revenue	87.0	86.3
Other operating assets and liabilities	3.0	(16.4)
Net cash provided by operating activities	72.1	42.5
Investing activities
Purchases of short-term investments	(1.1)	—
Maturities of short-term investments	3.0	3.2
Business acquisitions, net of cash acquired	(1.1)	1.1
Purchases of property and equipment, excluding improvements	(7.6)	(6.8)
Purchases of leasehold and building improvements	(0.6)	(1.6)
Net cash used in investing activities	(7.4)	(4.1)
Financing activities
Proceeds from exercises of options and warrants	0.4	2.3
Repayment of term loan	(2.8)	(2.1)
Repayment of other financing obligations	(1.6)	(0.5)
Payment of deferred offering costs	(2.9)	—
Net cash used in financing activities	(6.9)	(0.3)
Net increase in cash and cash equivalents	57.8	38.1
Cash and cash equivalents, beginning of period	139.0	95.4
Cash and cash equivalents, end of period	$196.8	$133.5
Supplemental cash flow information:
Cash paid during the period for:
Interest	$20.6	$15.1
Income taxes, net of refunds received	$0.6	$0.8
Supplemental information for non-cash investing and financing activities:
Accrued capital expenditures, excluding improvements, at period end	$10.4	$3.9
Accrued capital expenditures, leasehold and building improvements, at period end	$0.5	$0.9
Building acquired under lease financing obligation	$—	$9.1

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

	Three Months Ended March 31,
	2015	2014
	(in millions)
Total Bookings:
Total revenue	$376.3	$320.2
Change in deferred revenue	87.0	86.7
Net refunds	35.1	29.1
Other	0.3	2.5
Total bookings	$498.7	$438.5

	Three Months Ended March 31,
	2015	2014
	(in millions)
Adjusted EBITDA:
Net loss	$(43.4)	$(51.3)
Interest expense, net of interest income	23.5	17.6
Benefit for income taxes and adjustments to the TRA liability	(0.4)	(1.2)
Depreciation and amortization	37.4	36.7
Equity-based compensation expense	8.7	6.8
Change in deferred revenue	87.0	86.7
Change in prepaid and accrued registry costs	(20.6)	(18.9)
Acquisition and sponsor-related costs	1.7	1.5
Sales tax accrual	—	1.8
Adjusted EBITDA	$93.9	$79.7

	Three Months Ended March 31,
	2015	2014
	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$72.1	$42.5
Cash paid for interest	20.6	15.1
Cash paid for acquisition and sponsor-related costs	0.6	0.7
Capital expenditures	(8.2)	(8.4)
Unlevered free cash flow	$85.1	$49.9

	As of March 31, 2015
	Actual	Pro Forma (1)
	(in millions)
Net Debt:
Current portion of long-term debt	$4.9	$4.9
Long-term debt	1,413.1	1,038.1
Unamortized original issue discount on long-term debt	48.8	41.8
Gross debt	1,466.8	1,084.8
Less: Cash and cash equivalents	(196.8)	(233.2)
Less: Short-term investments	(1.1)	(1.1)
Net debt	$1,268.9	$850.5
(1) Assumes the completion of our initial public offering and the use of proceeds from such offering occurred on March 31, 2015.

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CONTACTS:

Investors
Marta Nichols
669.600.5812
investors@godaddy.com

Media
Karen Tillman
480.366.3183
pr@godaddy.com

© 2015 GoDaddy Inc. All Rights Reserved.

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